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                                                                           DRAFT

                                                                    EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Stock Option Plan of DTM Corporation of our report dated February 20, 1998 with respect to the consolidated financial statements of DTM Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
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ERNST & YOUNG LLP
Austin, Texas
August 31, 1998